UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

PERMIAN BASIN ROYALTY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

PERMIAN BASIN ROYALTY TRUST
c/o Argent Trust Company, Trustee

3838 Oak Lawn Ave., Suite 1720

Dallas, Texas 75219

_______________________

NOTICE OF SPECIAL MEETING OF UNIT HOLDERS

To Be Held December 16, 2025

_______________________

PLEASE TAKE NOTICE THAT a special meeting (the “Special Meeting”) of unit holders (“Unit Holders”) of the Permian Basin Royalty Trust (the “Trust”), an express trust formed under the laws of the State of Texas and governed by the terms of the Royalty Trust Indenture of Permian Basin Royalty Trust dated November 1, 1980, as amended and restated on June 20, 2014, and as further amended May 4, 2022 (the “Trust Indenture”), has been called by the trustee of the Trust as required by Section 8.02 of the Trust Indenture at the request of SoftVest Advisors, LLC (“SoftVest Advisors”) and other Unit Holders of the Trust collectively owning not less than 15% of the outstanding Trust units.

The Special Meeting will be held in person at 4200 South Hulen Street, Suite 217, Fort Worth, Texas 76109 and virtually via webcast at www.virtualshareholdermeeting.com/PBT2025SM on December 16, 2025, at 1:00 p.m., Central time, to consider and vote on the following matters being proposed by SoftVest Advisors:

(1) a non-binding proposal for SoftVest Advisors or another appropriate party to take appropriate actions as beneficiaries of the Trust to effect the judicial reformation or modification of the Trust Indenture, to allow for the approval of any amendment to the Trust Indenture by a simple majority of votes cast by Unit Holders at a special meeting at which a quorum is present (such proposal, the “Indenture Reformation Proposal”); and

(2) an adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the Indenture Reformation Proposal (the “Adjournment Proposal”).

The close of business on November 11, 2025 (the “Record Date”), has been fixed as the record date for the determination of Unit Holders entitled to receive notice of, and to vote at, the Special Meeting and any adjournment thereof. Only holders of record of units of beneficial interest of the Trust (“Units”) at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A list of Unit Holders entitled to vote at the Special Meeting will be available for inspection by any Unit Holder for any purpose germane to the Special Meeting during ordinary business hours for the ten days preceding the Special Meeting at the Trustee’s offices at 3838 Oak Lawn Ave., Suite 1720, Dallas, Texas 75219, and also at the Special Meeting.

None of the Trust, the Trustee, or its officers or directors, are soliciting proxies in connection with the Special Meeting and are not participants in any solicitation of proxies by SoftVest and/or any other Unit Holders in connection with the Special Meeting. The Trustee and the Trust are making this communication as required by the Trust Indenture and do not intend to file a proxy statement with respect to the Special Meeting.

By Order of Argent Trust Company,

Trustee of the Permian Basin Royalty Trust

Nancy Willis

Director of Royalty Trust Services

Dallas, Texas

November 3, 2025